1
Exhibit 10.21
EQUIPMENTSHARE.COM INC
2025 OMNIBUS INCENTIVE PLAN
PERFORMANCE UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the EquipmentShare.com Inc 2025
Omnibus Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Unit
Agreement, which includes the Notice of Performance Unit Grant (the “Notice of Grant”), the Terms
and Conditions of Performance Unit Grant, attached hereto as Exhibit A, the Vesting Conditions, attached hereto as Exhibit B, and all other exhibits and appendices hereto (all together, the “Award
Agreement”).
NOTICE OF PERFORMANCE UNIT GRANT
Participant:  [Jabbok]/[Willy] Schlacks (“Participant”)
EquipmentShare.com Inc (the “Company”) has granted Participant the right to receive an
Award of Performance Units, subject to the terms and conditions of the Plan and this Award
Agreement, as follows:

Grant Number:	18,321,644
Grant Date:	January 26, 2026
Number of Performance Units:	18,321,644
Vesting Conditions:
Except as otherwise provided in the
Plan or this Award Agreement, the
Performance Units will vest and
become payable in accordance with,
and subject to the terms of Exhibit A
and Exhibit B attached hereto.

If Participant does not wish to accept this Award Agreement and the Performance
Units granted hereunder, Participant must inform the Company in writing (by writing to [·])
within forty-five (45) days after the Grant Date, in which case the Company will cancel this
Award and the Performance Units granted hereunder will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company.
If, during such period, Participant does not inform the Company in writing of his or her refusal to accept this Award of Performance Units, then Participant will be deemed to have accepted this Award of Performance Units and, by accepting, to:
2
•agree that this Award of Performance Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the
Terms and Conditions of Performance Unit Grant, attached hereto as Exhibit A, and the Vesting Conditions, attached hereto as Exhibit B, all of which are made a part of this document;
•acknowledge receipt of a copy of the Plan;
•acknowledge that Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the
Plan and this Award Agreement;
•agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award
Agreement; and
•agree to notify the Company upon any change in his or her residence address.

EXHIBIT A
TERMS AND CONDITIONS OF PERFORMANCE UNIT GRANT
1.Grant of Performance Units.  The Company hereby grants to the individual (the
“Participant”) named in the Notice of Performance Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Performance Units, subject to all of the terms and conditions in this Award Agreement (including Exhibit B) and the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.
2.Company’s Obligation to Deliver and Settle.  Each Performance Unit represents the right to receive one share of the Company’s Class B common stock (a “Share”), subject to the terms of this Award Agreement (including Exhibit B).  Unless and until the Performance Units will have vested in the manner set forth in Exhibit B, Participant will have no right to settlement of any such
Performance Units.  Prior to actual settlement of any Vested Performance Units (as defined in
Exhibit B), such Performance Units will represent an unsecured obligation of the Company, payable
(if at all) only from the general assets of the Company.
3.Vesting. The Performance Units awarded  by this Award Agreement will be earned and will vest in accordance with, and subject to the terms of, Exhibit B.
4.Settlement after Vesting. Subject to Section 6, any Vested Performance Units will be settled to Participant (or in the event of Participant’s death, to his properly designated beneficiary or estate) in whole Shares.  Such Vested Performance Units shall be settled in whole Shares as soon as practicable after the applicable Vesting Date (as defined in Exhibit B), but in each such case within sixty (60) days following the applicable Vesting Date, and in no event later than the date that is two and one-half months following the end of the fiscal year of the Company in which the Performance
Units cease to be subject to a substantial risk of forfeiture within the meaning of Section 409A of the
Code.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Vested Performance Units payable under this Award Agreement.
5.Death of Participant.  Any distribution or delivery to be made to Participant under this
Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary (to the extent such designation is permitted by the Company and the Company has determined it to be valid under applicable law), or if no beneficiary has been validly designated or no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b)
evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.Tax Obligations.
(a)Responsibility for Taxes.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or parent or
Subsidiary to which Participant is providing services (together, the Company, Employer and/or parent or Subsidiary to which Participant is providing services, the “Service Recipient”), the ultimate liability for any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to
Participant (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient.  Further, if
Participant is subject to Tax Obligations in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.  If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares or proceeds from the sale of Shares.
(b)Tax Withholding and Default Sell-to-Cover Method of Tax Withholding.
Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax
Obligations. Subject to Section 6(c), the Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied with consideration received under a formal, broker-assisted cashless program adopted by the Company in connection with the Plan pursuant to this authorization (the “Sell-to-Cover Method”).  In addition to
Shares sold to satisfy the Tax Withholding Obligation, additional Shares may be sold to satisfy any associated broker or other fees.  Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation and any associated broker or other fees.  Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation and any associated broker or other fees generated through the Sell-to-Cover Method will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method.
(c)Administrator Discretion.  Notwithstanding the foregoing Sections 6(a) and
6(b), if the Administrator determines it is in the best interests of the Company for Participant to satisfy Participant’s Tax Withholding Obligation by a method other than through the default Sell-to-
Cover Method described in Section 6(b), it may permit or require Participant to satisfy Participant’s
Tax Withholding Obligation, in whole or in part (without limitation), if permissible by Applicable
Laws, with (i) cash in U.S. dollars, (ii) check designated in U.S. dollars, (iii) withholding from
Participant's wages or other cash compensation paid to Participant by the Company and/or the
Service Recipient, (iv) withholding in Shares otherwise issuable upon settlement of the Vested
Performance Units or (v) any other method (or combination thereof) approved in the sole discretion of the Administrator.
Depending on the withholding method, the Company and/or the Service Recipient may withhold or account for the Tax Withholding Obligation by considering minimum statutory withholding rates or other withholding rates, including maximum applicable rates in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares.  If the Tax Withholding Obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the Vested Performance Units, notwithstanding that a number of Shares are held back solely for the purpose of satisfying the Tax Withholding Obligation.
7.Rights as Stockholder.  Neither Participant nor any person claiming under or through
Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.Grant Is Not Transferable.  Except to the limited extent provided in Section 5, Section
13(d) of the Plan will govern the transferability of the Performance Units.
9.Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:
(a)the grant of Performance Units is exceptional, voluntary and occasional and does not create any contractual right to receive future grants of Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted in the past;
(b)all decisions with respect to future grants of Awards, if any, will be at the sole discretion of the Company;
(c)Participant is voluntarily participating in the Plan;
(d)the future value of the Shares underlying the Performance Units is unknown, indeterminable and cannot be predicted with certainty;
(e)for purposes of the Performance Units, Participant’s status as a Service
Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the
Administrator; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Performance Units grant (including whether
Participant may still be considered to be providing services while on a leave of absence and consistent with local law);
(f)unless otherwise agreed with the Company, the Performance Units and Shares subject to the Performance Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a
Subsidiary; and
10.Tax Consequences and Acknowledgements.
(a)Participant has reviewed with his or her own tax advisors the federal, state, local tax consequences of this investment and the transactions contemplated by this Award
Agreement.  With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award
Agreement.
(b)Participant acknowledges that the Company and/or the Service Recipient
(i) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Performance Units, including, but not limited to, the grant, vesting or settlement of the Performance Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.

11.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
12.Address for Notices.  Any notice to be given to the Company under the terms of this
Award Agreement will be addressed to the Company at EquipmentShare.com Inc, 5710 Bull Run
Drive, Columbia, MO 65201 United States or at such other address as the Company may hereafter designate in writing.
13.Language.  Participant acknowledges that he or she is sufficiently proficient in
English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow
Participant to understand the terms and conditions of the Award Agreement. If Participant has received the Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
14.Successors and Assigns.  The Company may assign any of its rights under this Award
Agreement to single or multiple assignees, and this Award Agreement shall be binding upon and inure to the benefit of any assignee or successor of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.  The rights and obligations of
Participant under this Award Agreement may only be assigned with the prior written consent of the
Company.
15.Interpretation.  The Administrator will have the power to interpret the Plan and this
Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Units have vested).  The
Administrator’s decisions, determinations and interpretations will be final and binding on Participant and any other holders of the Performance Units or other interested persons.  Neither the
Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award
Agreement.
16.Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
17.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award
Agreement.
18.Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Performance Units and on any Shares
acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Insider Trading Restrictions/Market Abuse Laws. Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares or rights to Shares or rights linked to the value of Shares during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in applicable jurisdictions).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.
Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and Participant should consult his or her personal legal advisor on this matter.
20.Amendment, Suspension or Termination of the Plan.  By accepting this Award,
Participant expressly warrants that he or she has received an Award of Performance Units under the
Plan, and has received, read, and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
21.Modifications to the Award Agreement.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Subject to Sections 5(c) and 14 of the Plan, modifications to this
Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this
Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with
Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection with this Award of Performance Units.
22.No Waiver.  Either party’s failure to enforce any provision or provisions of this
Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award
Agreement.  The rights granted to both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
23.Governing Law and Venue.  This Award Agreement and the Performance Units will be governed by the laws of the State of Texas, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under these Performance Units or this
Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, and agree that such litigation will be conducted in any United States federal court located in the State of Texas or any other state court in the State of Texas, and no other courts.
24.Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Award Agreement or the transactions contemplated hereby.
25.Adjustment. This Award shall be subject to adjustment in accordance with Section
5(c) of the Plan, the terms of which are incorporated herein by reference.
26.Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this
Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.
EXHIBIT B
VESTING CONDITIONS
1.General.
(a)The Performance Units shall consist of five tranches, each of which shall represent a percentage of the total Number of Performance Units granted to the Participant pursuant to the
Notice of Grant to which this Exhibit B is attached (each, a “Tranche”), as specified below.
(b)Subject to the terms of the Plan and the Award Agreement (including this Exhibit B), each Tranche will be earned and will vest only upon the satisfaction of both (i) the applicable service-based vesting condition set forth in Section 2 of this Exhibit B (the “Service Condition”) and
(ii) the performance-based vesting condition set forth in Section 3 of this Exhibit B (the
“Performance Condition”).
(c)For purposes of this Award Agreement, (i) as of any relevant date of determination, any Performance Units underlying any Tranche for  which both the applicable Service Condition and the applicable Performance Condition have been satisfied in accordance with the terms of this
Exhibit B are referred to as “Vested Performance Units” and (ii) the date on which both the Service
Condition and the Performance Condition applicable to any Tranche of Performance Units have been satisfied in accordance with the terms of this Exhibit B is referred to as the “Vesting Date”.
2.Service Condition.  Subject to Section 5 of this Exhibit B, the Service Condition applicable to each Tranche will be satisfied as follows, in each case subject to Participant continuing to be a service provider from the Grant Date through each applicable service-vesting date: 100% of the
Performance Units with respect to the applicable Tranche shall satisfy the Service Condition on the fourth anniversary of the date on which the applicable Performance Condition for that Tranche has been satisfied.  For example, if the Performance Condition for a Tranche is met on the third anniversary of the Grant Date, then 100% of that Tranche will fully vest on the seventh anniversary of the Grant Date.
3.Performance Condition.
(a)Subject to Section 4 of this Exhibit B, the Performance Condition with respect to each
Tranche will be deemed satisfied on the first date upon which the Price Hurdle applicable to such
Tranche has been met or exceeded.  For the avoidance of doubt, any Tranche of Performance Units shall be forfeited to the extent that the Price Hurdle with respect to such Tranche has not been met or exceeded on or before the last day of the Performance Period.
(b)For purposes of this Award Agreement, the following terms shall have the following meanings:
(i)“Performance Period” means the period commencing on the first day following the expiration of the lock up period set forth in the Company’s agreement with its underwriters in connection with the Company’s initial public offering (or, solely with respect to Tranche 1, the first day following the closing of the Company’s initial public offering) and ending on the earliest to occur of (i) the tenth anniversary of the
Grant Date, (ii) a Change in Control or (iii) the date on which the Shares are no longer traded on a securities exchange or market.
(ii)A “Price Hurdle” for a Tranche will be met when there has been an average closing price per Share, as reported on the Nasdaq Global Select Market, during any sixty
(60) consecutive trading day period that starts and ends during the Performance
Period equal to or exceeding the hurdle applicable to such Tranche as set forth in the table below (or, solely with respect to Tranche 1, when the closing price per Share as reported on the Nasdaq Global Select Market equaled or exceeded the Price Hurdle for such tranche during the Performance Period); provided that the Price Hurdles set forth in the table below shall be equitably adjusted by the Administrator in order to prevent the dilution or enlargement of benefits intended to be provided under this
Award Agreement in the event of certain changes in the Company’s corporate structure or the occurrence of other events that affect Shares, in each case as described in Section 5(c) of the Plan. For the avoidance of doubt, the Price Hurdle for any Tranche must be met or exceeded during the Performance Period, and any trading days outside of the Performance Period (including those following the end of the
Performance Period and before the start of the Performance Period) will not be taken into account for purposes of determining whether Price Hurdle has been met for any
Tranche.  In the event the Shares are not listed on the Nasdaq Global Select Market as of any relevant date of determination during the Performance Period, then any reference in this Award Agreement to the Nasdaq Global Select Market will be deemed to refer to the principal securities exchange or market on which the Shares are traded or quoted.

Tranche	Price Hurdle (per Share)	% of Award Earned
1	$29.85	17.70%
2	$59.69	21.11%
3	$119.39	21.11%
4	$238.77	21.11%
5	$358.16	18.97%
4.Change in Control.
(a)Notwithstanding anything to the contrary in this Award Agreement, in the event of a
Change in Control or any other corporate transaction or event that results in the Shares no longer being traded on a securities exchange  prior to the end of the Performance Period, with respect to any
Tranche of Performance Units for which the Performance Condition has not otherwise been previously satisfied prior to the date of such Change in Control, the Performance Condition applicable to such Tranche shall be deemed satisfied, as of immediately prior to the consummation of such Change in Control, to the extent that the price per Share (plus the per share value of any other consideration) received by the Company’s stockholders pursuant to such Change in Control
(the “Transaction Price Per Share”) equals or exceeds the Price Hurdle applicable to such Tranche, as determined by the Administrator.  Notwithstanding anything to the contrary herein, if the
Transaction Price Per Share is less than the Price Hurdle applicable to any Tranche for which the
Performance Condition has not otherwise been satisfied as of the date of such Change in Control, the
Performance Units underlying any such Tranche shall be forfeited and cancelled in their entirety without any payment to Participant; provided that, in the event the Transaction Price Per Share falls between any two Price Hurdles, a pro rata portion of the number of Performance Units underlying the Tranche that is subject to the higher of such two Price Hurdles shall be deemed to have satisfied the Performance Condition as of immediately prior to the consummation of such Change in Control, with such pro rata number of Performance Units determined using linear interpolation.
(b)Any Performance Units that have satisfied the Performance Condition (including in connection with the Change in Control pursuant to Section 4(a)) but have not yet become Vested
Performance Units as of the date of such Change in Control (as a result of not having satisfied the applicable Service Condition as of such date) shall remain outstanding and eligible to become
Vested Performance Units upon Participant’s satisfaction of the applicable Service Condition in accordance with Section 2 of this Exhibit B, subject to the terms of Section 5 of this Exhibit B, provided that, if the Participant’s employment is terminated by the Company without Cause or the
Participant resigns for Good Reason (as defined below) within the period beginning three months prior to and ending 12 months following the consummation of such Change in Control, any tranche of Performance Units for which the Performance Condition has been satisfied as of the date of such termination (or becomes satisfied in connection with the Change in Control pursuant to Section 4(a))
will immediately become Vested Performance Units. For purposes of this Agreement, “Good
Reason” means, without Participant’s consent, (i) a material diminution in Participant’s title, duties, or responsibilities, (ii) a material reduction in Participant’s base salary or target annual bonus opportunity (other than pursuant to an across-the-board reduction applicable to all senior executives of the Company), (iii) the relocation of Participant’s principal place of employment more than 35 miles from its then current location or (iv) any material breach by the Company of this Agreement or any other written agreement between the Participant and the Company; notwithstanding the foregoing, no event shall constitute Good Reason unless (i) the Participant provides the Company with written notice of the event or condition alleged to constitute Good Reason within 90 days after its initial occurrence, (ii) the Company fails to cure such event or condition within 30 days after receiving such notice, and (iii) the Participant terminates employment within 60 days after the expiration of such cure period. .
5.Termination of Employment. Except as otherwise expressly provided in Section 4 hereof or in Section 5(a) or (b) below, in the event Participant ceases to be a service provider for any reason (including a termination by the Company with or without Cause (as defined in the Plan) or a resignation for any reason) at any time prior to the Vesting Date applicable to any Performance
Units, all Performance Units that have not yet fully vested (regardless of the extent to which such
Performance Units have previously satisfied the Performance Condition) will be forfeited and cancelled in their entirety without any payment to Participant.
a.Termination by the Company without Cause or by Participant for Good Reason.
Notwithstanding any to the contrary, in the event that the Participant ceases to be a service provider with the Company as a result of the Participant’s termination of service by the Company without Cause or by the Participant for Good Reason:
i.Any tranche of Performance Units for which the Performance Condition has been satisfied on or prior to the date of such termination will immediately become Vested Performance Units, regardless of whether the Service
Condition with respect to such tranche has been satisfied; and
ii.Any tranche of Performance Units for which the Performance
Condition has not been satisfied as of the date of such termination will be forfeited and cancelled in its entirety without any payment to Participant.
b.Termination due to death or Disability. Notwithstanding any to the contrary, in the event that the Participant’s employment with the Company is terminated due to the
Participant’s death or Disability (as defined in the Plan):
i.Any tranche of Performance Units for which the Performance Condition has been satisfied as of the date of such termination will immediately become
Vested Performance Units, regardless of whether the Service Condition with respect to such tranche has been satisfied; and
ii.Any tranche of Performance Units for which the Performance
Condition has not been satisfied as of the date of such termination will be forfeited and cancelled in its entirety without any payment to Participant, provided, however, that if the Price Hurdle for any Tranche is achieved within ninety (90) calendar days following the date of the Participant’s termination of employment due to Participant’s death or Disability, the Performance
Condition for the corresponding tranche of Performance Units shall be deemed satisfied and such Performance Units shall immediately become
Vested Performance Units as of the date such Price Hurdle is achieved.
6.Clawback. The Shares subject to the Performance Units delivered under this award shall be subject to the Company’s policy on recovery of erroneously awarded compensation as may be adopted in compliance with Section 10D of the Exchange Act and applicable stock exchange rules. In addition, the Shares subject to the Performance Units delivered under this award shall be subject to forfeiture, recovery and/or repayment to the Company, as determined by the Board in its sole discretion, in the event that (i) the Participant engages in fraud, material misconduct, or a violation of the Company’s code of conduct or restrictive covenants, or (ii) the Participant’s actions or omissions result in material reputational harm to the Company.
7.Interpretation. The Administrator shall have sole and exclusive authority and discretion to make all determinations and resolve all ambiguities, questions and disputes relating to the satisfaction of the Performance Condition and/or Service Condition and the level of earning and vesting of the Performance Units.